                                                                  Exhibit 10.65

                        FOUNDATION HEALTH SYSTEMS, INC.

                    SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN



                        Effective as of January 1, 1996

         (As amended as of April 1, 1997 to reflect the change in name of Health Systems International, Inc. to Foundation Health Systems, Inc.)

                        FOUNDATION HEALTH SYSTEMS, INC.
                               TABLE OF CONTENTS


                                                                        PAGE NO.
ARTICLE I  -  INTRODUCTION
     1.01   Purpose. . . . . . . . . . . . . . . . . . . . . . . . . .      1
     1.02   Effective Date and Term. . . . . . . . . . . . . . . . . .      1
     1.03   Participation. . . . . . . . . . . . . . . . . . . . . . .      1
     1.04   Applicability of ERISA . . . . . . . . . . . . . . . . . .      1

ARTICLE II  -  DEFINITIONS
     2.01   Affiliated Company . . . . . . . . . . . . . . . . . . . .      1
     2.02   Average Monthly Compensation . . . . . . . . . . . . . . .      2
     2.03   Benefit Accrual Percentage . . . . . . . . . . . . . . . .      2
     2.04   Board; Board of Directors. . . . . . . . . . . . . . . . .      2
     2.05   Change in Control. . . . . . . . . . . . . . . . . . . . .      2
     2.06   Code . . . . . . . . . . . . . . . . . . . . . . . . . . .      3
     2.07   Committee. . . . . . . . . . . . . . . . . . . . . . . . .      3
     2.08   Common Stock . . . . . . . . . . . . . . . . . . . . . . .      3
     2.09   Compensation . . . . . . . . . . . . . . . . . . . . . . .      4
     2.10   Covered Employer . . . . . . . . . . . . . . . . . . . . .      4
     2.11   Defined Benefit Plan . . . . . . . . . . . . . . . . . . .      4
     2.12   Effective Date . . . . . . . . . . . . . . . . . . . . . .      4
     2.13   ERISA. . . . . . . . . . . . . . . . . . . . . . . . . . .      4
     2.14   Exchange Act . . . . . . . . . . . . . . . . . . . . . . .      4
     2.15   100% Joint and Survivor Annuity. . . . . . . . . . . . . .      4
     2.16   50% Joint and Survivor Annuity . . . . . . . . . . . . . .      5
     2.17   401(k) Plan. . . . . . . . . . . . . . . . . . . . . . . .      5
     2.18   Full-Time Employment . . . . . . . . . . . . . . . . . . .      5
     2.19   Merger . . . . . . . . . . . . . . . . . . . . . . . . . .      5
     2.20   Nonqualified Defined Benefit Plan. . . . . . . . . . . . .      5
     2.21   Nonqualified Defined Contribution Plan . . . . . . . . . .      5
     2.22   Normal Benefit Date. . . . . . . . . . . . . . . . . . . .      6
     2.23   Normal Benefit Form. . . . . . . . . . . . . . . . . . . .      6
     2.24   Normal Retirement. . . . . . . . . . . . . . . . . . . . .      6
     2.25   Participant. . . . . . . . . . . . . . . . . . . . . . . .      6
     2.26   Payment Commencement Date. . . . . . . . . . . . . . . . .      6
     2.27   Plan . . . . . . . . . . . . . . . . . . . . . . . . . . .      6
     2.28   Retirement; Retirement Date. . . . . . . . . . . . . . . .      6
     2.29   Service Years. . . . . . . . . . . . . . . . . . . . . . .      7
     2.30   Single Life Annuity. . . . . . . . . . . . . . . . . . . .      7
     2.31   Specified Rate . . . . . . . . . . . . . . . . . . . . . .      7
     2.32   Sponsor. . . . . . . . . . . . . . . . . . . . . . . . . .      8


                                       i

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                                                                        PAGE NO.
     2.33   Spouse . . . . . . . . . . . . . . . . . . . . . . . . . .      8
     2.34   Termination; Termination Date. . . . . . . . . . . . . . .      8
     2.35   Termination for Cause. . . . . . . . . . . . . . . . . . .      8

ARTICLE III  -  ADMINISTRATION OF THE PLAN
     3.01   Administration . . . . . . . . . . . . . . . . . . . . . .      9
     3.02   Committee Authority; Rules and Regulations . . . . . . . .      9
     3.03   Appointment of Agents. . . . . . . . . . . . . . . . . . .      9
     3.04   Leave of Absence . . . . . . . . . . . . . . . . . . . . .      9
     3.05   Actuarial Assumptions. . . . . . . . . . . . . . . . . . .      9

ARTICLE IV  -  BENEFITS
     4.01   Eligibility and Vesting. . . . . . . . . . . . . . . . . .     10
     4.02   Form of Supplemental Benefit . . . . . . . . . . . . . . .     10
     4.03   Payment of Supplemental Benefit. . . . . . . . . . . . . .     11
     4.04   Monthly Annuity Amount . . . . . . . . . . . . . . . . . .     11
     4.05   Target Monthly Benefit . . . . . . . . . . . . . . . . . .     11
     4.06   Monthly Offset Amount. . . . . . . . . . . . . . . . . . .     12
     4.07   Special Rules for Early Retirement . . . . . . . . . . . .     17
     4.08   Termination of Plan Participation. . . . . . . . . . . . .     17
     4.09   Disability . . . . . . . . . . . . . . . . . . . . . . . .     18
     4.10   Change in Control. . . . . . . . . . . . . . . . . . . . .     18
     4.11   Termination for Cause. . . . . . . . . . . . . . . . . . .     18

ARTICLE V  -  DEATH OF A PARTICIPANT
     5.01   Termination by Reason of Death . . . . . . . . . . . . . .     18
     5.02   Form and Payment of Death Benefit. . . . . . . . . . . . .     19
     5.03   Monthly Death Benefit Amount . . . . . . . . . . . . . . .     19

ARTICLE VI  -  MISCELLANEOUS PROVISIONS
     6.01   Payments During Incapacity . . . . . . . . . . . . . . . .     20
     6.02   Prohibition Against Assignment . . . . . . . . . . . . . .     20
     6.03   Binding Effect . . . . . . . . . . . . . . . . . . . . . .     20
     6.04   No Transfer of Interest. . . . . . . . . . . . . . . . . .     20
     6.05   Amendment or Termination of the Plan . . . . . . . . . . .     21
     6.06   No Right to Employment . . . . . . . . . . . . . . . . . .     21
     6.07   Notices. . . . . . . . . . . . . . . . . . . . . . . . . .     22
     6.08   Governing Law. . . . . . . . . . . . . . . . . . . . . . .     22
     6.09   Titles and Headings; Gender of Terms . . . . . . . . . . .     22
     6.10   Severability . . . . . . . . . . . . . . . . . . . . . . .     22
     6.11   Tax Effect of Plan . . . . . . . . . . . . . . . . . . . .     23


                        FOUNDATION HEALTH SYSTEMS, INC.

                    SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN


                                   ARTICLE I

                                 INTRODUCTION

     1.01 PURPOSE. This Foundation Health Systems, Inc. Supplemental Executive Retirement Plan is hereby established by the Board of Directors of the Sponsor to enable the Sponsor and the Affiliated Companies to attract, retain and motivate selected executives of the Sponsor and such Affiliated Companies by providing to such executives certain additional retirement income as more fully set forth herein.

     1.02 EFFECTIVE DATE AND TERM. This Plan is adopted effective as of January 1, 1996, and shall continue in effect until terminated by the Board of Directors.

     1.03 PARTICIPATION. Participation in this Plan is open only to those executives of the Sponsor or any Affiliated Company who are selected for participation in the Plan by the President of the Sponsor and approved by the Committee. The participation in this Plan by any such executive, and the payment of any benefits under this Plan to any such executive, shall be governed by the terms of this Plan and by the election form submitted by such executive pursuant to this Plan.

     1.04 APPLICABILITY OF ERISA. This Plan is intended to be an unfunded plan maintained primarily for the purpose of providing deferred compensation to a select group of management or highly compensated employees within the meaning of ERISA.


                                  ARTICLE II

                                  DEFINITIONS

     2.01 AFFILIATED COMPANY. "Affiliated Company" means any corporation other than the Sponsor in an unbroken chain of corporations beginning with the Sponsor if, at the time of reference, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

     2.02 AVERAGE MONTHLY COMPENSATION. "Average Monthly Compensation" means, with respect to any Participant and as of any date of reference (the "Determination Date"), the quotient obtained by dividing (a) the aggregate amount of Compensation earned by such Participant during the consecutive 60-month period ending on such Determination Date by (b) a factor of 60, provided that any bonuses included in Compensation shall be deemed to have been earned pro-rata each month during the applicable period in which such bonuses were earned. Notwithstanding the preceding sentence, in the case of a Participant who, as of any applicable Determination Date, has not been employed by one or more Covered Employers during the consecutive 60-month period ending on such Determination Date, such Participant's Average Monthly Compensation as of such Determination Date shall be the quotient obtained by dividing (i) the total amount of Compensation earned by such Participant prior to, and including, such Determination Date by (ii) a factor equal to the number of months prior to, and including, such Determination Date during which such Participant was employed by a Covered Employer.

     2.03 BENEFIT ACCRUAL PERCENTAGE. "Benefit Accrual Percentage" means, with respect to any Participant and as of any date of reference, the percentage obtained by multiplying (a) 50% by (b) a fraction (not to exceed
1) having a numerator equal to such Participant's Service Years (determined as of such reference date) and having a denominator equal to the greater of fifteen years or the total number of Service Years such Participant would have if such Participant continued in the employ of the Sponsor or an Affiliated Company uninterrupted through his Normal Benefit Date.

     2.04 BOARD; BOARD OF DIRECTORS. "Board" and "Board of Directors" each mean the board of directors of the Sponsor.

     2.05 CHANGE IN CONTROL. "Change in Control" means the occurrence of any of the following events:

            (i) an action of the Board (or, if approval of the Board is not required as a matter of law, the stockholders of the Sponsor) approving
(a) any consolidation or merger of the Sponsor in which the Sponsor is not the continuing or surviving corporation or pursuant to which shares of Common Stock would be converted into cash, securities or other property, other than a Merger, (b) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Sponsor or (c) the adoption of any plan or proposal for the liquidation or dissolution of the Sponsor;

            (ii) the purchase by any person (as such term is defined in Sections 13(d)(3) and 14(d)(2) of the Exchange Act), corporation or other entity (other than the Sponsor or any employee benefit plan sponsored by the Sponsor or an Affiliated Company) of any Common Stock of the Sponsor (or securities convertible into the Sponsor's Common Stock) for cash, securities or any other consideration pursuant to a tender offer or exchange offer, without the prior consent of the Board and, after such purchase, such person shall be the "beneficial owner" (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Sponsor representing 20 percent or more of the combined voting power of the then outstanding securities of the Sponsor ordinarily (and apart from rights accruing under special circumstances) having the right to vote in the election of directors (calculated as provided in Section (d) of such Rule 13d-3 in the case of rights to acquire the Sponsor's securities);

            (iii) a change in the composition of the Board during any period of two consecutive years, such that individuals who at the beginning of such period constitute the entire Board shall cease for any reason to constitute a majority thereof unless the election, or the nomination for election by the Sponsor's stockholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period; or

            (iv) the occurrence of such other transactions involving a significant issuance of voting stock or change in the composition of the Board that the Board determines to be a Change in Control for purposes of this Plan;

provided that, notwithstanding the foregoing, none of the events relating to or resulting from the merger transaction involving the Sponsor and Foundation Health Corporation, consummated on April 1, 1997, shall constitute a Change in Control for purposes of this Plan.

     2.06   CODE.  "Code" means the Internal Revenue Code of 1986, as amended.

     2.07 COMMITTEE. "Committee" means the Compensation and Stock Option Committee of the Board.

     2.08 COMMON STOCK. "Common Stock" means the Class A Common Stock, $.001 par value per share, of the Sponsor.

     2.09 COMPENSATION. "Compensation" means, with respect to any Participant, the base salary paid to such Participant by any Covered Employer, including any amounts not currently includible in such Participant's gross income by reason of any amount deferred for the period pursuant to any nonqualified deferred compensation arrangement between the Participant and any Covered Employer or pursuant to Code Section 402(e)(3) or Code Section 125. Except as provided in the following sentence, Compensation shall also include any annual bonus earned by any Participant and accrued by the applicable Covered Employer for the benefit of such Participant. Notwithstanding the foregoing, the Committee shall have the sole and absolute discretion to determine, at the time of any award under a bonus plan, or the payment of any bonus, that such bonus does not constitute Compensation for purposes of this Plan.

     2.10   COVERED EMPLOYER.  "Covered Employer" means and includes both
(a) the Sponsor and (b) any Affiliated Company.

     2.11 DEFINED BENEFIT PLAN. "Defined Benefit Plan" means the Health Net Defined Benefit Pension Plan, which was terminated effective as of December 31, 1994, and any other existing, frozen or previously terminated qualified defined benefit plan currently or previously maintained by the Sponsor, an Affiliated Company or any other entity acquired by the Sponsor or an Affiliated Company prior to or following the Effective Date hereof.

     2.12   EFFECTIVE DATE.  "Effective Date" means January 1, 1996.

     2.13 ERISA. "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     2.14 EXCHANGE ACT. "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     2.15 100% JOINT AND SURVIVOR ANNUITY. "100% Joint and Survivor Annuity" means an annuity which (a) provides a specified level monthly benefit during the life of the Participant and (b) following the death of the Participant provides a level monthly benefit to, and during the remaining life of, such Participant's surviving spouse (if any) equal to 100% of the monthly benefit provided to such Participant.

     2.16 50% JOINT AND SURVIVOR ANNUITY. "50% Joint and Survivor Annuity" means an annuity which (a) provides a specified level monthly benefit during the life of the Participant and (b) following the death of the Participant provides a level monthly benefit to, and during the remaining life of, such Participant's surviving spouse (if any) equal to 50% of the monthly benefit provided to such Participant.

     2.17 401(k) PLAN. "401(k) Plan" means the Sponsor's 401(k) Associate Savings Plan, as such Plan is in effect as of the Effective Date and as it may be amended from time to time thereafter and any other existing, frozen or previously terminated 401(k) and/or profit sharing plan or any other qualified defined contribution plan currently or previously maintained by the Sponsor, an Affiliated Company or any other entity acquired by the Sponsor or an Affiliated Company prior to or following the Effective Date.

     2.18 FULL-TIME EMPLOYMENT. "Full-Time Employment" means, with respect to any Participant, any employment or independent contractor relationship with any organization or person, whether or not the Sponsor or an Affiliated Company, pursuant to which such Participant performs services on a regular and continuous basis, provided, however, that any such relationship shall not constitute Full-Time Employment unless the Participant devotes at least an average of 35 hours per week to the performance of services pursuant to such relationship. For purposes of determining as of any given date whether the Participant meets the 35 hour requirement set forth in the preceding sentence, no more than the three-month period immediately preceding such given date shall be taken into account.

     2.19 MERGER. "Merger" means any merger of the Sponsor in which the holders of Common Stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving or resulting parent corporation immediately after the merger.

     2.20 NONQUALIFIED DEFINED BENEFIT PLAN. "Nonqualified Defined Benefit Plan" means any existing, frozen or terminated nonqualified deferred compensation plan or supplemental executive retirement plan providing for a defined benefit currently or previously maintained by the Sponsor, an Affiliated Company or any other entity acquired by the Sponsor or an Affiliated Company prior to or following the Effective Date.

     2.21 NONQUALIFIED DEFINED CONTRIBUTION PLAN. "Nonqualified Defined Contribution Plan" means any existing, frozen or terminated nonqualified deferred compensation plan or supplemental executive retirement plan which provides for contributions by the Participant and/or the Sponsor or an Affiliated Company currently or previously maintained by the Sponsor, an Affiliated Company or any other entity acquired by the Sponsor or an Affiliated Company prior to or following the Effective Date.

Nonqualified Defined Contribution Plan includes, but is not limited to, the Health Net Executive Deferral Plan and the Health Net Supplemental Credit Plan.

     2.22 NORMAL BENEFIT DATE. "Normal Benefit Date" means, with respect to any Participant, the ninetieth (90th) day immediately following the day upon which such Participant attains (or is expected to attain) age 62.

     2.23   NORMAL BENEFIT FORM.  "Normal Benefit Form" means a Single Life
Annuity.

     2.24 NORMAL RETIREMENT. "Normal Retirement" means, with respect to any Participant, any Retirement of such participant having a Retirement Date which falls on or after the date such Participant attains age 62.

     2.25 PARTICIPANT. "Participant" means any executive of the Sponsor or any Affiliated Company who is selected and approved for participation in this Plan as provided in Section 1.03 hereof.

     2.26 PAYMENT COMMENCEMENT DATE. "Payment Commencement Date" means, with respect to any Participant, the ninetieth (90th) day after the earlier of (a) such Participant's Normal Benefit Date and (b) the later of (i) such Participant's Retirement Date and (ii) the date such Participant attains age 55.

     2.27 PLAN. "Plan" means this Foundation Health Systems, Inc. Supplemental Executive Retirement Plan adopted as of the Effective Date and as it may be amended from time to time.

     2.28 RETIREMENT; RETIREMENT DATE. "Retirement" occurs with respect to any Participant only if and when such Participant permanently ceases all Full-Time Employment for whatever reason (whether voluntary or involuntary and including death or Disability). The temporary cessation of a Participant's Full-Time Employment shall not constitute Retirement. The cessation of a Participant's Full-Time Employment shall be deemed to be temporary if, following such cessation, such Participant commences (or intends to commence) actively seeking Full-Time Employment; provided, however, that if such Participant subsequently abandons his search (or intended search) for Full-Time Employment prior to obtaining such Full-Time Employment, such Participant shall be deemed to incur Retirement at the time of such abandonment. The determination as to whether (and when) a Participant incurs Retirement shall be made solely by the Committee based on such evidence as the Committee, in its discretion, deems appropriate.

Such evidence may, but is not required to include, a representation of Retirement presented to the Committee by the Participant. If, following a determination by the Committee that a Participant has incurred Retirement, such participant recommences Full-Time Employment, such Participant shall nevertheless be deemed for all purposes of this Plan to have incurred Retirement in accordance with the Committee's original determination. A Participant's "Retirement Date" shall be the first day, as determined by the Committee, on which such Participant meets the requirements of Retirement as set forth in this Section 2.28.

     2.29 SERVICE YEARS. "Service Years" means with respect to any Participant, the quotient obtained by dividing (a) the whole number of complete months (disregarding any incomplete month) elapsing during the period commencing on the date such Participant initially commenced employment with any Covered Employer and ending on such Participant's final Termination Date by (b) a factor of 12. In the case of any Participant who (a) commenced employment with a Covered Employer, (b) terminated such employment and
(c) prior to the Effective Date re-commenced employment with any Covered Employer, such Participant shall be credited with Service Years for those periods prior to the Effective Date during which he was actually employed by any Covered Employer notwithstanding the fact that such pre-Effective Date employment with such Covered Employer was not continuous. Except as otherwise provided in Section 3.04 hereof (concerning leaves of absence), it is intended that a Participant shall cease earning Service Years upon his incurring any Termination after the Effective Date, regardless of whether such Participant is thereafter employed by the Sponsor any Affiliated Company. Notwithstanding the foregoing, in the case of a Participant whose Termination is due to a Disability, such Participant shall continue to be credited with Service Years as provided in Section 4.09.

     2.30 SINGLE LIFE ANNUITY. "Single Life Annuity" means an annuity which provides a specified level monthly benefit until the death of the beneficiary.

     2.31 SPECIFIED RATE. "Specified Rate" means an interest rate equal to 8% per annum, or such other annual interest rate as the Committee may from time to time designate as the Specified Rate, with any such designation to be given effect only on a prospective basis.

     2.32 SPONSOR. "Sponsor" means Foundation Health Systems, Inc., a Delaware corporation.

     2.33 SPOUSE. "Spouse" means, with respect to any Participant, only that person to whom such Participant is married as of such Participant's Termination Date, provided, however, that a person who has been married to a Participant for less than one year as of such Participant's Termination Date shall not be deemed to be the "Spouse" of such Participant.

     2.34 TERMINATION; TERMINATION DATE. "Termination" means the voluntary or involuntary termination of a Participant's employment with the Sponsor and all Affiliated Companies for any reason (including death or Disability ).
The determination as to whether a Participant's Termination constitutes Retirement shall be made by the Committee in accordance with the provisions of Section 2.28 hereof. "Termination Date" means, with respect to any Participant, the effective date of such Participant's Termination.

     2.35 TERMINATION FOR CAUSE. "Termination for Cause" means, with respect to any Participant, a Termination incurred by such Participant as a result of any one or more of the following causes:

     (a) The Participant's substantial neglect of his duties and responsibilities as an employee of the Covered Employer;

     (b) The Participant's theft or other misappropriation of, or any malfeasance with respect to, any property of the Covered Employer;

     (c) A conviction of the Participant for any criminal offense, whether or not involving property of the Covered Employer, but only if the Committee reasonably believes such conviction may adversely affect either (i) the reputation of the Covered Employer or (ii) the Participant's ability to effectively perform his duties and responsibilities as an employee of the Covered Employer;

     (d) The Participant's use of illegal drugs or alcohol to an extent that such use interferes with his ability to perform, in an acceptable manner, his duties and responsibilities as an employee of the Covered Employer;

     (e) The Participant's solicitation of business on behalf of, or diversion of business to, any competitor of the Covered Employer with whom the Participant expects to become employed or otherwise associated following such Participant's Termination.

                                  ARTICLE III

                          ADMINISTRATION OF THE PLAN


     3.01   ADMINISTRATION.  This Plan shall be administered by the Committee.

     3.02 COMMITTEE AUTHORITY; RULES AND REGULATIONS. The Committee shall have discretionary authority to (a) make, amend, interpret and enforce all appropriate rules and regulations for the administration of this Plan and
(b) decide or resolve, in its discretion, any and all questions, including interpretations of this Plan, as may arise in connection with this Plan. Any decision or action of the Committee in respect of any question arising out of or in connection with the administration, interpretation and application of this Plan and the rules and regulations promulgated hereunder shall be final, conclusive and binding upon all persons having any interest in this Plan.

     3.03 APPOINTMENT OF AGENTS. In the administration of this Plan, the Committee may from time to time employ agents (which may include officers and/or employees of the Sponsor) and delegate to them such administrative duties as the Committee deems appropriate.

     3.04 LEAVE OF ABSENCE. In the event a Participant takes a leave of absence from active employment with the Sponsor or any Affiliated Company, the Committee shall determine, in its discretion, (a) whether such leave of absence shall be deemed to constitute a Termination for purposes of this Plan and (b) if such leave of absence is not deemed to constitute a Termination under this Plan, whether such Participant shall continue to earn Service Years during such leave of absence notwithstanding the provisions of
Section 2.29 hereof. The Committee shall establish such standards and procedures as may be necessary so that, with respect to any determinations made by the Committee pursuant to either clause (a) or clause (b) of the preceding sentence, Participants in substantially similar circumstances shall be treated substantially alike.

     3.05 ACTUARIAL ASSUMPTIONS. In any case in which it is necessary to make actuarial adjustments in order to carry out the provisions of this Plan (including, without limitation, the provisions requiring the determination of an actuarially equivalent benefit under Sections 4.02 and 4.06 hereof), the following rules shall apply:

     (a) The interest/discount rate assumed in making such actuarial adjustments shall be a fixed rate equal to the Specified Rate then in effect at the time such actuarial adjustments are calculated; and

     (b) The mortality table used in making such actuarial adjustments shall be the 1983 Unisex Group Annuity Mortality Table (GAM83) or such other table approved by the Committee from time to time.


                                  ARTICLE IV

                                   BENEFITS

     4.01   ELIGIBILITY AND VESTING.  Except as otherwise provided in
Section 4.11 and Article V hereof, upon incurring a Termination, a Participant shall receive a supplemental benefit under this Plan (a "Supplemental Benefit"), which Supplemental Benefit shall be paid to the extent vested, in such form and amounts, and at such times, as provided under this Plan. Notwithstanding the foregoing, and except as otherwise provided in Sections
4.09 and 4.10 hereof, a Participant who incurs a Termination shall be entitled to receive a Supplemental Benefit under this Plan only to the extent such Participant is vested in such Benefit. A Supplemental Benefit shall vest and become nonforfeitable up to a maximum of 100% as follows:


         SERVICE YEARS                                VESTED PERCENTAGE
         -------------                                -----------------
         Less than 5 years                                    0%

         5 years but less than 6 years                       10%

         6 years but less than 7 years                       20%

         7 years but less than 8 years                       40%

         8 years but less than 9 years                       60%

         9 years but less than 10 years                      80%

         10 or more years                                   100%


     A Supplemental Benefit shall also be 100% vested upon the death of a Participant.

     4.02 FORM OF SUPPLEMENTAL BENEFIT. Any Participant who is entitled to a Supplemental Benefit pursuant to Section 4.01 hereof shall receive such Supplemental Benefit in the form of an annuity, which annuity shall provide a series of level monthly payments for a period determined in accordance with the rules set forth herein below. With respect to any Participant, the amount of the level monthly payment provided by such annuity (the "Monthly Annuity Amount") shall be determined in accordance with Section 4.04 hereof, subject to such modifications as may be applicable under this Section 4.02:

     (a) Except as provided in subsection (b) below, a Participant shall receive his Supplemental Benefit in the Normal Benefit Form.

     (b) A Participant who is entitled to receive a Supplemental Benefit may, with the consent of the Committee, elect in writing, on such form designated by the Committee and received by the Committee at least 15 months prior to the Payment Commencement Date (or, to the extent permitted by the Committee in its sole discretion, at such later time following any change in the Specified Rate or mortality table pursuant to Section 3.05), to receive his Supplemental Benefit in the form of either a 100% Joint and Survivor Annuity or a 50% Joint and Survivor Annuity. Notwithstanding such election, such Participant shall be entitled to receive his Supplemental Benefit in the form of a Joint and Survivor Annuity only if such Participant has a spouse as of such Participant's Payment Commencement Date and also has been married continuously for at least one year preceding such Participant's Payment Commencement Date. The amount of the Supplemental Benefit so designated by the Participant shall be the actuarial equivalent of the amount otherwise payable to the Participant in the Normal Benefit Form. If such election is not made or is invalid or void, the Participant's Supplemental Benefit shall be paid in the Normal Benefit Form.

     4.03 PAYMENT OF SUPPLEMENTAL BENEFIT. Notwithstanding any other provisions of this Plan, payment of a Participant's Supplemental Benefit (or any portion thereof) shall commence on such Participant's Payment
Commencement Date.

     4.04 MONTHLY ANNUITY AMOUNT. Except to the extent modified pursuant to Sections 4.01 or 4.02 hereof, a Participant's "Monthly Annuity Amount" shall be the amount of such Participant's Target Monthly Benefit (as defined in Section 4.05 hereof) reduced, but not below zero, by such Participant's Monthly Offset Amount (as defined in Section 4.06 hereof).

     4.05 TARGET MONTHLY BENEFIT. A Participant's "Target Monthly Benefit" shall be determined as of his Termination Date and shall be the amount calculated by multiplying (a) the Participant's Average Monthly Compensation determined as of his Termination Date by (b) his Benefit Accrual Percentage determined as of his Termination Date (or later date in the case of Disability) by (c) his vesting percentage as of his Termination Date (or later date in the case of Disability) under Section 4.01.

     4.06 MONTHLY OFFSET AMOUNT. A Participant's "Monthly Offset Amount" shall be the amount equal to the sum of such Participant's Social Security Offset Amount, plus such Participant's Qualified Plan Offset Amount, plus such Participant's Nonqualified Plan Offset Amount, plus such Participant's Employment Agreement Offset Amount (all as defined herein below).

     (a) A Participant's "Social Security Offset Amount" shall be determined in accordance with the following rules:

            (i) In the case of any Participant whose Termination constitutes Normal Retirement, such Participant's Social Security Offset Amount shall be 50% of the amount of the monthly Primary Social Security Benefit (as calculated by the Committee under paragraph (iii) below) to which such Participant is entitled following such Termination.

            (ii) In the case of any Participant whose Termination does not constitute Normal Retirement, such Participant's Social Security Offset Amount shall be 50% of the amount of the monthly Primary Social Security Benefit (as calculated by the Committee under paragraph (iii) below) to which such Participant would be entitled commencing on his Normal Benefit Date paid to such Participant in the Normal Benefit Form if, with respect to the period (if any) between such Participant's Termination Date and his Normal Benefit Date,
                  (A) such Participant is assumed to have no earnings subsequent to his or her Termination and (B) the Social Security wage base and other provisions of the Social Security law relevant to the determination of benefits thereunder (including any applicable regulations and/or other pronouncements, such as wage base and other provisions) in effect as of such Participant's Termination Date had remained unchanged.

            (iii) Each Participant shall submit to the Board, for use in calculating such Participant's Primary Social Security Benefit and the corresponding Social Security Offset Amount under paragraphs (i) or (ii) above, as applicable, either
                  (A) a written earnings history obtained from the Social Security Administration or (B) written evidence satisfactory to the Committee showing that such Participant has never earned wages subject to the jurisdiction of the U.S. Social Security Administration (e.g., a foreign Participant with no U.S. wages). In the event a

                  Participant fails to comply with the requirements of the preceding sentence within 90 days following such Participant's Payment Commencement Date, the Participant's Primary Social Security Benefit (for purposes of calculating his Social Security Offset Amount under paragraphs (i) or (ii) above, as applicable) shall be determined by the Committee using an estimated wage history, applying a salary scale projected backwards from the Participant's Payment Commencement Date to the age of 18, and based on (I) for the two years prior to the Participant's Payment Commencement Date, an increase of six percent (6%) per annum, and (II) for the period prior to such two year period, the actual change in average wages from year to year as determined by the Social Security Administration. Such estimated wage history shall be deemed correct for all purposes of this Plan.

     (b) A Participant's "Qualified Plan Offset Amount" shall be the sum of the Defined Benefit Plan Offset Amount and the 401(k) Plan Offset Amount determined with respect to such Participant under the following provisions, as applicable:

            (i) With respect to any Participant who was a Participant in any Defined Benefit Plan, such Participant's "Defined Benefit Plan Offset Amount" shall be the employer-provided portion (i.e., the portion attributable to employer contributions) of the amount of the monthly annuity payment to which such Participant would be entitled under any Defined Benefit Plan if all previous distributions representing the interests of the Participant thereunder and all other amounts the Participant would be entitled to under such Plan were paid in the Normal Benefit Form commencing on his Normal Benefit Date. The "Defined Benefit Plan Offset Amount" shall be zero with respect to any Participant who was not a participant in any Defined Benefit Plan.

            (ii) With respect to any Participant, such Participant's "401(k) Plan Offset Amount" shall be the amount of the monthly annuity payment to which such Participant would be entitled if the balance (determined as of such Participant's Payment Commencement Date) in such Participant's 401(k) Offset Account (as defined herein below) were paid to such Participant in the Normal Benefit Form commencing on his Normal Benefit Date. For purposes of this paragraph (ii), a Participant's "401(k) Offset Account" shall be a hypothetical account established and maintained with respect to such Participant as follows: A Participant's 401(k) Offset Account shall be established as of December 31, 1995, and such 401(k)

                  Offset Account shall have an initial balance equal to the actual balance (if any) as of December 31, 1995, in the account maintained under the 401(k) Plan for employer contributions made with respect to such Participant (excluding any employer contributions not currently includible in gross income by reason of Code Section 402(e)(3)). Thereafter, (A) commencing with the 1996 calendar year and ending with the calendar year in which such Participant incurs a Termination (the "Termination Year"), the balance in such Participant's 401(k) Offset Account shall be increased as of the end of each such calendar year (or, in the case of the Termination Year, as of such Participant's Termination Date) by the amount of such Participant's Hypothetical Employer Contribution (as defined in paragraph (iii) below) for such calendar year and the actual employer profit sharing contribution made for such calendar year with respect to such Participant under the terms of the 401(k) Plan; and (B) commencing January 1, 1996, and ending on such Participant's Payment Commencement Date, such Participant's 401(k) Offset Account shall also be increased as if the balance in such account (as increased from time to time by the Hypothetical Employer Contributions Described in Clause (A) above) were earning interest, compounded annually, from January 1, 1996 until such Participant's Payment Commencement Date at the Specified Rate applicable from time to time.

          (iii) As used in paragraph (ii) above, "Hypothetical Employer Contribution" means, with respect to any Participant,
                  (A) for any calendar year prior to such Participant's Termination Year the maximum employer matching contribution that would have been made for such calendar year with respect to such Participant under the terms of the 401(k) Plan (disregarding the limits imposed by reason of Code
                  Section 401(m)) assuming such Participant's before-tax deferral to the 401(k) Plan for such calendar year is equal to his Hypothetical Participant Deferral (as defined in paragraph (iv) below) with respect to such calendar year; and (B) for such Participant's Termination Year, an amount equal to the product obtained by multiplying (I) the Hypothetical Employer Contribution determined with respect to such Participant for the immediately preceding calendar year by (II) a fraction having a numerator equal to the number of days in such Termination Year prior to and including such Participant's Termination Date and having a denominator equal to 365.

          (iv) For purposes of paragraph (iii) above, the "Hypothetical Participant Deferral" applicable to any Participant for any calendar year shall be the amount determined under the following provisions, whichever is applicable:

                  (A) If, with respect to any calendar year, the 401(k) Plan administrative committee does not take any action, either during or after the close of such year, to reduce the level of Participant deferrals permitted to be made by any 401(k) Plan Participant for such year, then the Hypothetical Participant Deferral with respect to any Participant for such calendar year shall be the lesser of (I) the maximum amount such Participant would be permitted to contribute to the 401(k) Plan for such year under Code Section 402(g) or
                       (II) the maximum amount the Participant would be permitted to contribute under the terms of the 401(k) Plan.

                  (B) If, with respect to any calendar year, the 401(k) Plan administrative committee takes action during and/or after such year to reduce the level of Participant deferrals permitted to be made by any 401(k) Plan Participant for such year, then the Hypothetical Participant Deferral with respect to any Participant for such year shall be the lesser of (I) the maximum amount such Participant would be permitted to contribute to the 401(k) Plan for such year under Code
                       Section 402(g) or (II) the product determined by multiplying such Participant's compensation for such year (as determined under the 401(k) Plan for anti-discrimination testing purposes) by the maximum "actual deferral percentage" for any highly compensated employee for such year (as determined under Code Section 401(k)(3)(B) after giving effect to any corrections made following the close of such year) applicable to "highly-compensated employees" (as defined in Code Section 414(q)).

     (c) A Participant's "Nonqualified Plan Offset Amount" shall be the sum of the Nonqualified Defined Benefit Plan Offset Amount and the Nonqualified Defined Contribution Plan Offset Amount determined with respect to such Participant under the following provisions as applicable:

            (i) With respect to any Participant who was a Participant in any Nonqualified Defined Benefit Plan (as defined in
                  Section 2.20), such Participant's "Nonqualified Defined Benefit Plan Offset Amount" shall be the employer-provided portion (i.e., the portion attributable to employer contributions including, but not limited to, any additional payment provided by the employer under such plan to enable the Participant to satisfy his or her tax liability) of the amount of the monthly annuity payment to which such Participant would be entitled under the Nonqualified Defined Benefit Plan if his benefits thereunder were paid in the Normal Benefit Form commencing on his Normal Benefit Date. The "Nonqualified Defined Benefit Plan Offset Amount" shall be zero with respect to any Participant who was not a participant in any Nonqualified Defined Benefit Plan.

            (ii) With respect to any Participant who was a Participant in any Nonqualified Defined Contribution Plan (as defined in
                  Section 2.21), such Participant's "Nonqualified Defined Contribution Plan Offset Amount" shall be the amount of the monthly annuity payment to which such Participant would be entitled if the balance (determined as of such Participant's Payment Commencement Date) in such Participant's Nonqualified Defined Contribution Plan Offset Account (as defined herein below) were paid to such Participant in the Normal Benefit Form commencing on his Normal Benefit Date. For purposes of this paragraph (ii), a Participant's "Nonqualified Defined Contribution Plan Offset Account" shall be a hypothetical account established and maintained with respect to such Participant as follows:
                  A Participant's Nonqualified Defined Contribution Plan Offset Account shall be established as of December 31, 1995 and shall have an initial balance equal to the actual balance (if any) as of December 31, 1995 in the account maintained under all Nonqualified Defined Contribution Plans for employer (I.E., nonelective) contributions made with respect to such Participant (including, but not limited to, any additional payment provided by the employer under such plan to enable the Participant to satisfy his tax liability). Thereafter (A) commencing with the 1996 calendar year and ending with the calendar year in which such Participant incurs a Termination (the "Termination Year"), the balance in such Participant's Nonqualified Defined Contribution Plan Offset Account shall be increased as of the end of each such calendar year (or, in the case of the Termination Year, as of such Participant's Termination Date) by the actual employer contributions made for such calendar year with respect to such Participant under the terms of the applicable Nonqualified Defined Contribution Plan; and (B) commencing January 1, 1996, and ending on such Participant's Payment Commencement Date, such Participant's

                  Nonqualified Defined Contribution Plan Offset Account shall also be increased as if the balance in such account (as increased from time to time by clause (A) above) were earning interest, compounded annually, from January 1, 1996 until such Participant's Payment Commencement Date at the Specified Rate applicable from time to time.

     (d) A Participant's "Employment Agreement Offset Amount" shall mean the employer-provided portion (I.E., the portion attributable to employer contributions) of the monthly annuity payment to which such Participant would be entitled from retirement benefits including, but not limited to, life insurance arrangements and any other amounts paid after Termination and not otherwise described in paragraphs (a) through (c) above pursuant to the Participant's individual employment agreement with the Sponsor or an Affiliated Company if the benefits thereunder were paid in the Normal Benefit Form commencing on his Normal Benefit Date. The Committee shall, in its sole and absolute discretion, determine whether any amounts payable under an employment agreement are intended to constitute retirement benefits and an offset under the Plan. The "Employment Agreement Offset Amount" shall be zero with respect to any Participant who, pursuant to his individual employment agreement, is not entitled to post-employment retirement benefits in addition to those specified in paragraphs (a) through (c) above.

     4.07 SPECIAL RULES FOR EARLY RETIREMENT. In the case of any Participant whose Supplemental Benefit commences prior to his Normal Benefit Date, such Participant's Monthly Annuity Amount shall be determined as provided in
Section 4.04 hereof, and then shall be reduced to reflect the commencement of benefits on a date earlier than the Normal Benefit Date by 0.5% for each full month by which such commencement date precedes the first day of the month next following the attainment of age 62.

     4.08 TERMINATION OF PLAN PARTICIPATION. In the event that the Committee determines that a Participant's employment performance is no longer at a level which merits continued participation in the Plan, the Committee may terminate such Participant's participation in the Plan (without necessarily terminating such Participant's employment) as of the date specified by the Committee (the "Participation Severance Date"). Accordingly, notwithstanding any other provision of this Plan, the Supplemental Benefit payable to any Participant whose Plan participation is terminated pursuant to this Section
4.08 shall be calculated by taking into account, in determining the amount of such Participant's Target Monthly Benefit and whether such Participant has met the vesting requirement of Section 4.01 hereof, only the

Service Years and Compensation earned by such Participant as of his Participation Severance Date. Such Supplemental Benefit shall be paid to the Participant pursuant to the provisions of Section 4.03 herein.

     4.09 DISABILITY. In the event that a Participant incurs a Termination as a result of such Participant's becoming Disabled, the Supplemental Benefit payable to such Participant under this Plan shall be determined with regard to the vesting requirement of Section 4.01 hereof assuming Service Years continue to accrue until the earliest of (a) age 62, (b) return to Full-Time Employment or (c) the death of the Participant. For purposes of this Plan, a Participant shall be deemed to be "Disabled" if and when, as a result of injury or sickness, such Participant is permanently impaired to such an extent that he cannot perform, and is not reasonably expected ever to be able to perform, each of the material duties of his position of employment with the Sponsor or any Affiliated Company. For the purpose of determining whether a Participant is Disabled, the Committee may require the Participant to submit to an examination by a competent physician or medical clinic selected by the Committee.

     4.10 CHANGE IN CONTROL. Notwithstanding any other provision of this Plan, upon a Change in Control, all Participants in the Plan shall be fully vested in their Supplemental Benefits. All Participants shall be entitled to the Supplemental Benefit, reflecting actual Service Years, they would otherwise receive pursuant to this Article IV hereof. Upon and following a Change in Control, no Participant shall be removed from the Plan, nor shall his benefit be terminated, modified, reduced or eliminated without his express written consent.

     4.11 TERMINATION FOR CAUSE. Notwithstanding any other provision of this Plan except Section 4.10, a Participant who incurs a Termination for Cause prior to a Change in Control shall not be entitled to a Supplemental Benefit, regardless of Service Years, under this Plan.


                                   ARTICLE V

                            DEATH OF A PARTICIPANT

     5.01 TERMINATION BY REASON OF DEATH. In the event that a Participant incurs a Termination by reason of his death, (a) such Participant shall not be entitled to receive a Supplemental Benefit under this Plan and (b) if such Participant has a Spouse at the time of his death, such Participant's Spouse (the "Surviving Spouse") shall be entitled to receive a special benefit (a "Death Benefit") at the times and in the amounts set forth in this Article V. No Death Benefit shall be paid in respect of any Participant who does not have a Spouse at the time of his death.

     5.02 FORM AND PAYMENT OF DEATH BENEFIT. A Surviving Spouse who is entitled to receive a Death Benefit pursuant to Section 5.01 hereof shall receive such Death Benefit in the form of a Single Life Annuity which provides a level monthly payment equal to the Monthly Death Benefit Amount specified in Section 5.03 hereof. Except as otherwise provided herein below, payment of a Surviving Spouse's Death Benefit shall commence on the ninetieth
(90th) day (the "Death Benefit Commencement Date") after the Participant's death.

     5.03 MONTHLY DEATH BENEFIT AMOUNT. The "Monthly Death Benefit Amount" applicable to any Surviving Spouse shall be an amount equal to the Monthly Annuity Amount of the Supplemental Benefit that would have been payable to the deceased Participant under Article IV hereof if such Participant had incurred a Retirement on the day prior to his death, provided, however, that the determination of such Monthly Annuity Amount shall take into account the following assumptions and special rules:

     (a) Such Monthly Annuity Amount shall be determined assuming the Participant would have received his Supplemental Benefit in the Normal Benefit Form, modified, if applicable, by the provisions of
          Section 4.07 hereof.

     (b) Such Monthly Annuity Amount shall be determined as if the Participant was 100% vested in the Supplemental Benefit.

     (c) The Payment Commencement Date used in determining such Monthly Annuity Amount shall be deemed to be the Surviving Spouse's Death Benefit Commencement Date (disregarding any provision in Article IV to the contrary), and if the deceased Participant's death occurred prior to his Normal Benefit Date, the provisions of Section 4.07 hereof shall be applied in determining the deceased Participant's Monthly Annuity Amount after first determining the amount of the Defined Benefit Plan Offset Amount pursuant to subsection (b) above.

                                  ARTICLE VI

                           MISCELLANEOUS PROVISIONS

     6.01 PAYMENTS DURING INCAPACITY. In the event a Participant (or Surviving Spouse) is under mental or physical incapacity at the time of any payment to be made to such Participant (or Surviving Spouse) pursuant to this Plan, any such payment may be made to the conservator or other legally appointed personal representative having authority over and responsibility for the person or estate of such Participant (or Surviving Spouse), as the case may be, and for purposes of such payment references in this Plan to the Participant (or Surviving Spouse) shall mean and refer to such conservator or other personal representative, whichever is applicable. In the absence of any lawfully appointed conservator or other personal representative of the person or estate of the Participant (or Surviving Spouse) any such payment may be made to any person or institution that has apparent responsibility for the person and/or estate of the Participant (or Surviving Spouse) as determined by the Committee. Any payment made in accordance with the provisions of Section 6.01 to a person or institution other than the Participant (or Surviving Spouse) shall be deemed for all purposes of this Plan as the equivalent of a payment to such Participant (or Surviving Spouse), and the Sponsor shall have no further obligation or responsibility with respect to such payment.

     6.02 PROHIBITION AGAINST ASSIGNMENT. Except as otherwise expressly provided in Section 6.01 hereof, the rights, interests and benefits of a Participant under this Plan (a) may not be sold, assigned, transferred, pledged, hypothecated, gifted, bequeathed or otherwise disposed of to any other party by such Participant or any Surviving Spouse, executor, administrator, heir, distributee or other person claiming under such Participant and (b) shall not be subject to execution, attachment or similar process. Any attempted sale, assignment, transfer, pledge, hypothecation, gift, bequest or other disposition of such rights, interests or benefits contrary to the foregoing provisions of this Section 6.02 shall be null and void and without effect.

     6.03 BINDING EFFECT. The provisions of this Plan shall be binding upon the Sponsor, the Participants, all Affiliated Companies employing any Participants, and any successor-in-interest to the Sponsor.

     6.04 NO TRANSFER OF INTEREST. Benefits under this Plan shall be payable solely from the general assets of the Sponsor (and, with respect to any Participant who is an employee of an Affiliated Company, also from the general assets of such Affiliated Company), and no person shall be entitled to look to any other source for payment of such benefits. The Sponsor (and, if applicable, any Affiliated Company) shall have and possess all title to, and beneficial interest in, any and all funds or reserves maintained or held by the Sponsor (or such Affiliated Company) on account of any obligation to pay benefits as required under this Plan, whether or not earmarked as a fund or reserve for such purpose; any such funds, other property or reserves shall be subject to the claims of the creditors of the Sponsor (or such Affiliated Company), and the provisions of this Plan are not intended to create, and shall not be interpreted as vesting, in any Participant, Surviving Spouse or other person, any right to or beneficial interest in any such funds, other property or reserves. Nothing in this Section 6.04 shall be construed or interpreted as prohibiting or restricting the establishment of a grantor trust within the meaning of Code Section 671 which is unfunded for purposes of Sections 201(2), 301(a)(3) and 401(a)(l) of ERISA, from which benefits under this Plan may be payable.

     6.05 AMENDMENT OR TERMINATION OF THE PLAN. The Board of Directors may amend this Plan from time to time in any respect that it deems appropriate or desirable, and the Board may terminate this Plan at any time; provided, however, that any such amendment or termination may not, without the written consent of a Participant, eliminate or reduce the Supplemental Benefit that has accrued with respect to such Participant as of the effective date of such amendment or termination. For purposes of this Section 6.05, the Supplemental Benefit that has accrued with respect to any Participant as of the date of any amendment of termination of the Plan shall be deemed to be the Supplemental Benefit to which such Participant would be entitled pursuant to Article IV hereof if such Participant incurred Retirement immediately prior to such Plan amendment or Plan termination.

     6.06 NO RIGHT TO EMPLOYMENT. This Plan is voluntary on the part of the Sponsor and its Affiliated Companies, and the Plan shall not be deemed to constitute an employment contract between any Participant and the Sponsor or any Affiliated Company, nor shall the adoption or existence of the Plan or any provision contained in the Plan be deemed to be a required condition of the employment of any Participant. Nothing contained in this Plan shall be deemed to give any Participant the right to continued employment with the Sponsor or any Affiliated Company, and the Sponsor and its Affiliated Companies may terminate any Participant at any time, in which case the Participant's rights arising under this Plan shall be only those expressly provided under the terms of this Plan.

     6.07 NOTICES. All notices, requests or other communications (hereinafter collectively referred to as "Notices") required or permitted to be given hereunder or which are given with respect to this Plan shall be in writing and may be personally delivered, or may be deposited in the United States mail, postage prepaid and addressed as follows:

     To the Sponsor, any Affiliated     Foundation Health Systems, Inc.
     Company or the Committee at:       Attention: Senior Vice President,
                                        General Counsel and Secretary
                                        21600 Oxnard Street
                                        Woodland Hills, California 91367

     To a Participant at:               The Participant's residential mailing
                                        address as reflected in the Sponsor's or Affiliated Company's employment records.

     A Notice which is delivered personally shall be deemed given as of the date of personal delivery, and a Notice mailed as provided herein shall be deemed given on the second business day following the date so mailed. Any Participant may change his address for purposes of Notices hereunder pursuant to a Notice to the Committee, given as provided herein, advising the Committee of such change. The Sponsor, any Affiliated Company and/or the Committee may at any time change its address for purposes of Notices hereunder.

     6.08 GOVERNING LAW. This Plan shall be governed by, interpreted under and construed and enforced in accordance with the internal laws, and not the laws pertaining to conflicts or choice of laws, of the State of Delaware applicable to agreements made and to be performed wholly within the State of Delaware, except to the extent governed by the laws of the United States.

     6.09 TITLES AND HEADINGS; GENDER OF TERMS. Article and Section headings herein are for reference purposes only and shall not be deemed to be part of the substance of this Plan or in any way to enlarge or limit the meaning or interpretation of any provision in this Plan. Use in this Plan of the masculine, feminine or neuter gender shall be deemed to include each of the omitted genders wherever the context so requires.

     6.10 SEVERABILITY. In the event that any provision of this Plan is found to be invalid or otherwise unenforceable by a court or other tribunal of competent jurisdiction, such invalidity or unenforceability shall not be construed as rendering any other provision contained herein invalid or unenforceable, and all such other provisions shall be given full force and effect to the same extent as though the invalid and unenforceable provision was not contained herein.

     6.11 TAX EFFECT OF PLAN. Neither the Sponsor nor any Affiliated Company warrants any tax benefit nor any financial benefit under this Plan. Without limiting the foregoing, the Sponsor and each Affiliated Company and their directors, officers, employees and agents shall be held harmless by the Participant from, and shall not be subject to any liability on account of, any Federal or State tax consequences or any consequences under ERISA of any determination as to the amount of Plan benefits to be paid, the method by which Plan benefits are paid, the persons to whom Plan benefits are paid, or the commencement or termination of the payment of Plan benefits.

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                        FOUNDATION HEALTH SYSTEMS, INC.

                    SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

                   ELECTION OF FORM OF SUPPLEMENTAL BENEFIT


The Executive hereby designates the Form of Supplemental Benefit under the Foundation Health Systems, Inc. Supplemental Executive Retirement Plan from the choices below as the desired form of payment of the Supplemental Benefit thereunder:

           [ ] Single Life Annuity

           [ ] 100% Joint and Survivor Annuity (only if Executive is married)

           [ ] 50% Joint and Survivor Annuity (only if Executive is married)

If no election is made or the election is invalid or void, the Supplemental Benefit shall be paid in the form of a Single Life Annuity.


IN WITNESS WHEREOF, the Executive has executed this election form as of the date set forth below.


Dated:  _______________________________